EXHIBIT 4.1
163.ID
Interactive Data
14 West Street
New York, NY  10005

July 6, 1999


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


         Re:      Great International Firms Trust, Series 9 and
                  Brand name Equity Trust, Series 10,
                  (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-80301

Gentlemen:

         We have examined the Registration Statement for the above captioned
Fund.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     James Perry
                                                                  Vice President